UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Fourth Avenue, N., Suite 500, Seattle, Washington		98109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 404-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

Fisher Plaza Closing

In connection with the closing of the sale of Fisher Plaza, a two-building mixed-use office complex located near downtown Seattle (“Fisher Plaza”), by Fisher Media Services Company to Hines Global REIT 100/140 Fourth Ave LLC (“Hines Global REIT”) on December 15, 2011 (the “Closing”), Fisher Communications, Inc. (the “Company”) entered into a Lease (the “Lease”) with Hines Global REIT pursuant to which the Company leased 120,969 rentable square feet of Fisher Plaza. The Lease has an initial term that expires on December 31, 2023 and the Company has the right to extend the term for three successive five-year periods. The Company’s corporate headquarters and its Seattle television, radio and internet operations continue to be located at Fisher Plaza.

In accordance with the Lease, the facility continues to be named “Fisher Plaza” and the Company has the right to use 373 parking spaces in the facility’s garage. The Company’s 2012 monthly base rent will be $284,178, subject to annual increases of 3% beginning on January 1, 2013, and the Company will also pay its pro rata share of Fisher Plaza’s actual common area and operating expenses (the “Pro Rata Expenses Share”) during the Lease term. For 2012, the Company’s Pro Rata Expenses Share is expected to be approximately $165,000 per month. During the Lease term the Company’s Pro Rata Expenses Share is subject to annual increases equal to the greater of 3.5% or the percentage increase in the Consumer Price Index. Pursuant to the Lease, the Company has a right of first opportunity during the Lease term to repurchase Hines Global REIT’s interest in Fisher Plaza in the connection with certain potential voluntary transfers to third parties.

The above description of the terms of the Lease is a summary and does not purport to be a complete description of all of its terms, and it is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Director and Officer Indemnification Agreements

On December 20, 2011, the Company entered into indemnification agreements with Paul A. Bible, Colleen B. Brown, Matthew Goldfarb, Donald G. Graham, III, Richard L. Hawley, David A. Lorber, Brian P. McAndrews, Joseph J. Troy, Hassan N. Natha, Robert I. Dunlop, and Christopher J. Bellavia, all of the Company’s current directors and executive officers. The same form indemnification agreement (the “D&O Agreement”) was executed by each director and executive officer. The D&O Agreement supplements and clarifies existing indemnification provisions currently contained in the Company’s articles of incorporation and bylaws.

Along with the Company’s articles of incorporation and bylaws, the D&O Agreement generally provides that the Company will indemnify and hold harmless the director or executive officer to the full extent permitted by applicable law for all damages, liabilities, claims, expenses, or losses incurred in connection with any threatened, pending or completed clams, actions, suits or proceedings brought because of the director’s or executive officer’s service to the Company or such individual’s service to any other entity provided at the request of the Company, in each case subject to the terms, conditions and limitations contained in the D&O Agreement. In addition, the D&O Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The above description of the terms of the D&O Agreement is a summary and does not purport to be a complete description of all of its terms, and it is qualified in its entirety by reference to the form of the D&O Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 15, 2011, the Company’s wholly-owned subsidiary, Fisher Media Services Company (“Fisher Media”), completed its previously-announced sale of Fisher Plaza to Hines Global REIT for $160,000,000 in cash (the “Transaction”). Hines Global REIT is not affiliated with the Company or its affiliates. The Transaction was consummated pursuant to the terms of a Purchase and Sale Agreement, dated November 17, 2011, by and between Fisher Media and Hines Global REIT (the “PSA”), a copy of which was filed as Exhibit 10.1 to that certain Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 18, 2011. The foregoing summary of the PSA and Transaction does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated by reference into this Item 2.03.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On December 16, 2011, the Company issued the attached press release to announce the closing of its sale of Fisher Plaza to Hines Global REIT. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

(1) Pro forma Condensed Consolidated Statement of Operations of the Company for the Nine Months Ended September 30, 2011.

(2) Pro forma Condensed Consolidated Statement of Operations of the Company for the Year Ended December 31, 2010.

(3) Pro forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2011.

(4) Notes to pro forma consolidated financial statements.

Fisher Communications, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On November 17, 2011, Fisher Communications, Inc. (the “Company”) announced that it had entered into a definitive agreement to sell its approximately 300,000 square foot mixed-use facility in Seattle, WA (“Fisher Plaza”) to Hines Global REIT, Inc. for $160 million in cash. The transaction was completed on December 15, 2011.

The following unaudited pro forma condensed consolidated financial statements of the Company are presented to show the effect of the sale of Fisher Plaza for $160 million and the resulting rental expense the Company will incur as it has entered into a lease arrangement with Hines Global REIT, Inc. The impact of the anticipated use of net proceeds to redeem the Company’s 8.625% senior notes due in 2014 (“Senior Notes”) is also included in the unaudited pro forma condensed consolidated statements. Collectively, these two transactions are referred to herein as the “sale of Fisher Plaza”.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011, are based on the assumption that the sale of Fisher Plaza was completed on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is based on the assumption that the sale of Fisher Plaza was completed on September 30, 2011.

The historical financial information for the Company is based on the audited financial statements of the Company for the year ended December 31, 2010 as filed on Form 10-K dated March 8, 2011, and the unaudited financial statements of the Company as of September 30, 2011 and for the nine months ended September 30, 2011, as filed on Form 10-Q dated November 8, 2011. The December 31, 2010 information has also been adjusted for the discontinued operations resulting from the Company entering into a definitive agreement in June 2011 to sell its six Great Falls, Montana radio stations to STARadio Corp.

The unaudited pro forma condensed consolidated financial statements presented are for information purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to project our future results of operations or financial position for any future period. The unaudited pro forma adjustments are based upon presently available information and certain assumptions that management believes are reasonable. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and the historical financial statements of the Company including notes thereto as previously filed.

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes are based upon information and certain assumptions available at the time of the filing of this Current Report on Form 8-K.

The pro forma adjustments to the condensed consolidated statements of operations for all periods presented do not include the anticipated nonrecurring after-tax gain on the sale of Fisher Plaza or the loss on extinguishment of Senior Notes, which includes the write off of deferred financing fees, resulting from the proceeds from the sale.

Fisher Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Nine months ended September 30, 2011
(in thousands, except per-share amounts)	As reported	Less: Fisher Plaza (b)	Pro Forma Adjustments		Pro Forma Adjusted
Revenue	$117,602	$11,361	$—		$106,241

Operating expenses
Direct operating costs	52,595	4,112	—		48,483
Selling, general and administrative expenses	40,809	311	3,685	(d)	44,183
Amortization of broadcast rights	8,324	—	—		8,324
Depreciation and amortization	8,027	3,608	—		4,419
Gain on sale of real estate, net	(4,089)	—	—		(4,089)
Plaza fire reimbursements, net	(223)	(223)	—		—

Total operating expenses	105,443	7,808	3,685		101,320

Income from continuing operations	12,159	3,553	(3,685)		4,921
Loss on extinguishment of senior notes, net	(1,356)	—	—		(1,356)
Other income, net	214	22	—		192
Interest expense	(5,697)	—	5,658	(c)	(39)

Income from continuing operations before income taxes	5,320	3,575	1,973		3,718
Provision for income taxes	1,978	1,330	691	(e)	1,339

Income from continuing operations, net of income taxes	$3,342	$2,245	$1,283		$2,380

Income per share from continuing operations	$0.38	$0.25	$0.15		$0.27

Income per share assuming dilution from continuing operations	$0.38	$0.25	$0.14		$0.27

Weighted average shares outstanding	8,827	8,827	8,827		8,827

Weighted average shares outstanding assuming dilution	8,898	8,898	8,898		8,898

See Notes to Pro Forma Condensed Consolidated Financial Statements

Fisher Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	Year ended December 31, 2010
(in thousands, except per-share amounts)	As reported	Less: Fisher Radio Regional Group (a)	Adjusted for discontinued operations	Less: Fisher Plaza (b)	Pro Forma Adjustments		Pro Forma Adjusted
Revenue	$175,926	$1,524	$174,402	$14,400	$—		$160,002

Operating expenses
Direct operating costs	70,929	313	70,616	3,680	—		66,936
Selling, general and administrative expenses	58,624	984	57,640	280	4,913	(d)	62,273
Amortization of broadcast rights	11,877	—	11,877	—	—		11,877
Depreciation and amortization	14,448	56	14,392	4,947	—		9,445
Plaza fire reimbursements, net	(3,363)	—	(3,363)	(3,363)	—		—
Gain on asset exchange, net	(2,054)	—	(2,054)	—	—		(2,054)

Total operating expenses	150,461	1,353	149,108	5,544	4,913		148,477

Income (loss) from continuing operations	25,465	171	25,294	8,856	(4,913)		11,525
Loss on extinguishment of senior notes, net	(160)	—	(160)	—	—		(160)
Other income, net	217	—	217	(106)	—		323
Interest expense	(9,954)	—	(9,954)	—	9,890	(c)	(64)

Income (loss) from continuing operations before income taxes	15,568	171	15,397	8,750	4,977		11,624
Provision (benefit) for income taxes	5,822	29	5,793	3,043	1,742	(e)	4,492

Income (loss) from continuing operations, net of income taxes	$9,746	$142	$9,604	$5,707	$3,235		$7,132

Income per share from continuing operations	$1.11	$0.02	$1.09	$0.65	$0.37		$0.81

Income per share assuming dilution from continuing operations	$1.10	$0.02	$1.09	$0.65	$0.37		$0.81

Weighted average shares outstanding	8,796	8,796	8,796	8,796	8,796		8,796

Weighted average shares outstanding assuming dilution	8,843	8,843	8,843	8,843	8,843		8,843

See Notes to Pro Forma Condensed Consolidated Financial Statements

Fisher Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

	September 30, 2011
(in thousands, except per-share amounts)	As reported	Less: Fisher Plaza (1)	Pro Forma Adjustments		Pro Forma Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$27,286	$—	$85,785	(2)	$113,071
Receivables, net	28,992	—	—		28,992
Income taxes receivable	92	—	—		92
Deferred income taxes, net	1,649	—	—		1,649
Prepaid expenses and other	2,072	270	(723	)(2)	1,079
Television broadcast rights	9,325	—	—		9,325
Assets held for sale	23	—	—		23

Total current assets	69,439	270	85,062		154,231
Cash surrender value of life insurance and annuity contracts	17,077	—	—		17,077
Goodwill, net	13,293	—	—		13,293
Intangible assets, net	40,366	—	—		40,366
Deferred income taxes, net	—	—	7,986	(3)	7,986
Other assets	6,439	1,417	—		5,022
Assets held for sale	611	—	—		611
Property, plant and equipment, net	140,119	102,873	—		37,246

Total Assets	$287,344	$104,560	$93,048		$275,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,686	$—	$—		$2,686
Accrued payroll and related benefits	5,035	—	—		5,035
Interest payable	240	—	(240	)(4)	—
Television broadcast rights payable	8,970	—	—		8,970
Income taxes payable	1,250	—	22,764	(3)	24,014
Current portion of accrued retirement benefits	1,117	—	—		1,117
Other current liabilities	7,239	1,143	730	(5)	6,826
Liabilities of business held for sale	28	—	—		28

Total current liabilities	26,565	1,143	23,254		48,676
Long-term debt	66,834	—	(66,834	)(4)	—
Accrued retirement benefits	18,956	—	—		18,956
Deferred income taxes, net	448	—	(448	)(3)	0
Other liabilities	4,953	1,754	9,524	(6)	12,723

Total liabilities	117,756	2,897	(34,504)		80,355

Stockholders’ Equity
Common stock, shares authorized 12,000,000, $1.25 par value; issued and outstanding 8,737,281	11,037	—	—		11,037
Capital in excess of par	14,195	—	—		14,195
Accumulated other comprehensive income (loss), net of income taxes:					—
Accumulated loss	(2,147)	—	—		(2,147)
Prior service cost	(71)	—	—		(71)
Retained earnings	146,574	—	25,889	(7)	172,463

Total Stockholders’ Equity	169,588	—	25,889		195,477

Total Liabilities and Stockholders’ Equity	$287,344	$2,897	$(8,615)		$275,832

See Notes to Pro Forma Condensed Consolidated Financial Statements

Fisher Communications, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 17, 2011, Fisher Communications, Inc. (the “Company”) announced that it had entered into a definitive agreement to sell its approximately 300,000 square foot mixed-use facility in Seattle, WA (“Fisher Plaza”) to Hines Global REIT, Inc. for $160 million in cash. The transaction was completed on December 15, 2011. The impact of the anticipated use of net proceeds to redeem the Company’s 8.625% senior notes due in 2014 (“Senior Notes”) is also included in the unaudited pro forma condensed consolidated statements. The unaudited pro forma condensed consolidated financial statements are intended to reflect the impact of the sale of Fisher Plaza on the Company’s historical financial position and results of operations through adjustments that are directly attributed to the transaction, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011 are based on the assumption that the sale of Fisher Plaza was completed on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is based on the assumption that the sale of Fisher Plaza and redemption of the Senior Notes was completed on September 30, 2011. In order to accomplish this, the Company eliminated the historical results of Fisher Plaza from the Company’s historical financial position and results of operations. The pro forma adjustments to the condensed consolidated statements of operations for all periods presented do not include the anticipated nonrecurring after-tax gain on the sale of Fisher Plaza or the loss on extinguishment of debt resulting from the proceeds from the sale.

The December 31, 2010 information has also been adjusted for the discontinued operations resulting from the Company entering into a definitive agreement in June 2011 to sell its six Great Falls, Montana radio stations to STARadio Corp.

Income Statement

The following adjustments correspond to those included in the unaudited pro forma condensed consolidated statements of operations for all periods presented:

(a)	These adjustments represent the reclassification of the Montana radio stations for the year ended December 31, 2010 from continuing operations to discontinued operations as a result of the June 2011 entry into a definitive agreement to sell the radio stations.

(b)	These adjustments represent the elimination of the historical results of Fisher Plaza.

(c)	These adjustments reflect the effect of paying in full the Senior Notes outstanding during the respective periods with proceeds from the sale of Fisher Plaza. The effect of paying off all of the Senior Notes was to reduce interest expense on the Senior Notes.

(d)	These adjustments reflect the base rent expense and the estimated common area maintenance charge as stipulated in the lease agreement with the buyer. The rental expense is offset by annual amortization of $730,000 of the deferred gain resulting from the sale on Plaza that is being amortized equally over the lease term of 12 years.

(e)	The results of the pro forma adjustments have been tax impacted at the Company’s statutory rate of 35%.

Balance Sheet

The following adjustments correspond to those included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2011:

(1)	These adjustments represent the elimination of the historical balances of Fisher Plaza.

(2)	This adjustment reflects the net cash proceeds of $153.8 million from the sale of Fisher Plaza, net of the assumed Senior Notes repurchased of $66.8 million and the write off of the deferred financing fees as discussed in footnote (4) below.

(3)	This adjustment represents the estimated tax impact on the gain on sale of Fisher Plaza allocated between deferred and current tax payable.

(4)	This adjustment represents the payoff of all of the Senior Notes and the write off of the deferred financing fees. There is also a prepayment redemption premium which is reflected in the loss on extinguishment as disclosed in footnote (7) below. The premium is based on the redemption rate of 101.4375% (expressed as percentage of principal amount), is the rate as of September 30, 2011.

(5)	This adjustment represents the short term portion of the deferred income related to a deferral of a portion of the gain on sale of Fisher Plaza due to the Company’s continuing involvement from the leaseback of a portion of Fisher Plaza.

(6)	This adjustment represents the long term portion of the deferred income related to a deferral of a portion of the gain on sale of Fisher Plaza due to the Company’s continuing involvement from the leaseback of a portion of Fisher Plaza and the potential reimbursement of $1.5 million in additional costs may be incurred.

(7)	This adjustment reflects the after-tax gain of $27.2 million on the sale of Fisher Plaza as if the sale had occurred on September 30, 2011, net of the loss on extinguishment of $1.7 million on the redemption of the Senior Notes, which includes the write off of the deferred financing fees. This net gain may not be representative of what will actually be recorded during the three months ended December 31, 2011.

(d)	Exhibits

2.1	Purchase and Sale Agreement, by and between Fisher Media Services Company and Hines Global REIT 100/140 Fourth Ave LLC, dated November 17, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 18, 2011).

10.1	Lease, by and between Fisher Communications, Inc. and Hines Global REIT 100/140 Fourth Ave LLC, dated December 15, 2011.

10.2	Form of Director and Executive Officer Indemnification Agreement.

99.1	Press Release issued on December 16, 2011 to announce the closing of the sale of Fisher Plaza in Seattle, Washington to Hines Global REIT 100/140 Fourth Ave LLC.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report, concerning, among other things, the Company’s share of Fisher Plaza common area and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, major local or world news events, the position taken by taxing authorities and future increases or fluctuations in Fisher Plaza operating expenses. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. For more details on other factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we have filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Date: December 21, 2011	By	/s/ Colleen B. Brown
Colleen B. Brown
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement, by and between Fisher Media Services Company and Hines Global REIT 100/140 Fourth Ave LLC, dated November 17, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 18, 2011).

10.1	Lease, by and between Fisher Communications, Inc. and Hines Global REIT 100/140 Fourth Ave LLC, dated December 15, 2011.

10.2	Form of Director and Executive Officer Indemnification Agreement.

99.1	Press Release issued on December 16, 2011 to announce the closing of the sale of Fisher Plaza in Seattle, Washington to Hines Global REIT 100/140 Fourth Ave LLC.